DEL TACO VIDEO TRANSCRIPT

PAUL MURPHY: I'm Paul Murphy, president and CEO of Del Taco and I am proud to lead this iconic brand into the future. With a rich, 50-year history that has grown to nearly 550 restaurants today.

STEVE BRAKE: The business is growing based on the demand from our guests who love the brand, they love what they're seeing. They're passionate about the brand and that's driving the sales growth and also allowing us to open new restaurants.

PAUL MURPHY: When I describe Del Taco to people, I tell them we start with fresh and we serve with value.

Del Taco offers a wonderful combination of great, fresh Mexican food along with some great American classics, such as fries, burgers and shakes.

JOHN CAPPASOLA: Del Taco is really well positioned in the Mexican limited service restaurant space. We offer a unique value proposition by giving our guests the value and speed of quick service and also the quality and freshness associated with fast casual brands.

ANNE ALBERTINE: Our food is Unfreshing Believable. We slow cook whole pinto beans, freshly grate real cheddar cheese and grill chicken to create our

signature flavors.

CUSTOMER: I really like Del Taco, cause it's very fresh. Love the food here. Love the bean and cheese burritos. Those beans are, like, so great.

CUSTOMER: Well, Del Taco is better than any other fast food restaurant, because the food is always very fresh.

NOAH CHILLINGWORTH: Our menu is QSR plus. We've got all the value and convenience of a QSR, plus the quality ingredients and service of a fast casual restaurant.

We've got high quality platforms, like Epic Burritos and Fresca Bowls, all made to order with fresh ingredients in our working kitchens.

DAVID PEAR: Well, our guests can come to Del Taco at almost any time to satisfy their craving. In fact, most of our restaurants are open 24 hours a day.

CUSTOMER: Whether it's breakfast, early in the morning, if you're on the way to work, in-between classes or the middle of the night.

CUSTOMER: Any time is a good time for Del Taco.

STEVE BRAKE: Our buck and under menu provides unbelievable variety and some of the best value of the industry.

CUSTOMER: What I like about Del Taco is the prices and how efficient the service is.

CUSTOMER: Inexpensive and fresh and delicious.

DAVID PEAR: So a big part of our sales growth is we improved the guest experience. So our existing guests are coming back much more often and our new guests are just continuing to keep coming back over and over again.

CUSTOMER: I love Del Taco. Best food ever.

CUSTOMER: I seem to keep coming back all time. I like they what they have.

CUSTOMER: It's amazing. I really like it.

PAUL MURPHY: The combined solutions strategy is a holistic approach to grow our business. It was designed to touch all the key aspects of the restaurant experience that impact our guests. Things like our menu, our service, our marketing and our facility.

JOHN CAPPASOLA: It's exciting. The new prototype is something that the guests are reacting to in a very positive manner. They love the prototype along with our design around the reimaged restaurants. We brought in our quality and freshness positioning into the prototype and we've just made it a more comfortable place to sit down and enjoy a meal.

NOAH CHILLINGWORTH: There is a lot of reasons to believe in our future growth, starting with the most passionate and loyal brand fans that you will find anywhere.

ANNE ALBERTINE: We've proven that we can deliver transaction driving new menu items and we have built a pipeline of innovative offerings that will keep our brand fresh and exciting.

STEVE BRAKE: As the second largest Mexican QSR, we see a lot of white space ahead of us for growth, both in established and new markets.

JOHN CAPPASOLA: Today's consumer is really demanding fresher, higher quality, made-to-order food. But the trick is that they don't want to give up the speed and the value that quick service restaurants provide and that's what really makes Del Taco so great.

PAUL MURPHY: It's simple. Our brand position is we start with fresh and we serve with value. We're going to grow Del Taco by providing a best-on-block guest experience by serving great fresh, tasting food with convenience, speed and at an unbelievable value.

CUSTOMER: Any time is good for Del Taco.